UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2025

MP MATERIALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39277	84-4465489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1700 S. Pavilion Center Drive, Suite 800 Las Vegas, Nevada 89135	(702) 844-6111
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	MP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 25, 2025 (the “Effective Date”), MP Materials Corp. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) and collateral agent (the “Collateral Agent”), and the lenders and L/C issuers party thereto. The Credit Agreement provides for a 5-year, $275.0 million revolving credit facility for general corporate purposes (the “Revolving Credit Facility”) with a $200.0 million letter of credit facility sublimit.

Interest rates under the Revolving Credit Facility are variable based on the Secured Overnight Financing Rate (“SOFR”), or, at the Company’s option, at a base reference rate equal to the highest of (i) the federal funds rate plus 0.50%, (ii) the rate of interest last quoted by The Wall Street Journal as the “prime rate” in the U.S., (iii) the one-month SOFR rate plus 1.00% and (iv) 1.00% (the “Base Rate”), plus, as applicable, a margin ranging from 1.75% to 2.50% per annum for SOFR-based loans and ranging from 0.75% to 1.50% per annum for Base Rate-based loans, in each case, depending on the Company’s total leverage ratio.

The Company will pay customary agency fees and a commitment fee based on the daily unused portion of the Revolving Credit Facility ranging from 0.20% to 0.35% per annum, depending on its total leverage ratio. The Revolving Credit Facility is not subject to amortization and will mature on the fifth anniversary of the Effective Date, except that the maturity date will be the date that is 91 days prior to the earliest scheduled maturity date of any Springing Maturity Debt (as defined in the Credit Agreement) if the outstanding principal amount of any such Springing Maturity Debt exceeds 50% of consolidated EBITDA on any date that is 91 days prior to the final scheduled maturity date of such Springing Maturity Debt unless either (i) the Company’s cash and cash equivalents and any unused commitments under the Revolving Credit Facility at such time is greater than 125% of the aggregate outstanding principal amount of such Springing Maturity Debt or (ii) the Company’s total leverage ratio is equal to or less than 2.00 to 1.00 for the then most recently completed test period.

On the Effective Date, (i) the Company, certain of the Company’s material wholly-owned domestic subsidiaries (the “Subsidiary Guarantors”) and the Collateral Agent entered into a security agreement, pursuant to which the Company and the Subsidiary Guarantors granted a security interest in substantially all of the Company’s assets and the assets of the Subsidiary Guarantors, in each case, subject to customary exceptions and exclusions and (ii) the Company, the Subsidiary Guarantors and the Administrative Agent entered into a guaranty, pursuant to which the Company and the Subsidiary Guarantors guaranteed the payment and performance of the obligations under the loan documents and certain other obligations relating to current or future hedging and cash management arrangements.

If at any time the aggregate amount of outstanding revolving borrowings, unreimbursed letter of credit drawings and undrawn letters of credit under the Revolving Credit Facility exceeds the aggregate commitments in respect thereof, the Company is required to repay outstanding revolving borrowings and/or cash collateralize letters of credit.

The Credit Agreement contains customary representations and warranties, affirmative covenants, and restrictive covenants. The restrictive covenants limit the Company and its subsidiaries’ ability to, among other things, (i) create liens on the Company’s or such subsidiaries’ assets, (ii) make investments, (iii) incur indebtedness, (iv) engage in fundamental changes, (v) make restricted payments, (vi) engage in certain transactions with affiliates, (vii) make certain prepayments of subordinated indebtedness and (viii) enter into agreements restricting the ability of the Company’s subsidiaries to make distributions to the Company.

The Credit Agreement also contains a financial covenant that requires the Company to, (i) from the Effective Date until the earlier to occur of (x) the end of the fiscal quarter in which consolidated EBITDA of the Company and its Restricted Subsidiaries is equal to or exceeds $400 million for the test period then ended or (y) the delivery of the financial statements for the fiscal quarter ending June 30, 2027 (such earlier date, the “Covenant Trigger Event”) permit the Company’s unrestricted cash and cash equivalents to be less than $500 million as of the end of any test period, and (ii) following the Covenant Trigger Event, (1) not permit the Company’s total leverage ratio to be equal to or greater than 4.00:1:00 as of the end of any test period or, if the Company consummates any material acquisition, then the Company’s net leverage ratio shall not be equal to or exceed 4.50:1.00 for the applicable fiscal quarter in which such acquisition is consummated and the three consecutive fiscal quarters thereafter, subject to customary requirements and restrictions and (2) not permit the Company’s cash interest expense coverage ratio to be equal to or less than 3.00 to 1.00 as of the end of any test period.

The Credit Agreement also contains customary events of default. The occurrence of an event of default could result in the termination of commitments under the Revolving Credit Facility, the acceleration of all outstanding amounts thereunder and the requirement to cash collateralize outstanding letters of credit.

The Credit Agreement is filed as Exhibit 10.1 hereto. The foregoing description of the terms of the Credit Agreement is qualified in its entirety by reference to such exhibit hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of August 25, 2025, by and among MP Materials Corp., as the parent borrower, JPMorgan Chase Bank, N.A., as the administrative agent and the collateral agent, and the lenders and L/C issuers party thereto.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2025	MP Materials Corp.

	By:	/s/ Elliot D. Hoops
Elliot D. Hoops
General Counsel and Secretary